Exhibit 99.1

IQVIA Reports First-Quarter 2018 Results and Raises Full-Year 2018 Revenue Guidance

  Revenue $2,563 million, up 8.6 percent reported and 5.2 percent at constant currency
  Adjusted EBITDA $547 million, up 8.5 percent reported and 7.4 percent at constant currency
  GAAP Diluted Earnings per Share $0.32
  Adjusted Diluted Earnings per Share $1.34, up 19.6 percent
  Full-year revenue guidance raised by $50 million to reflect first-quarter currency benefit and organic operational strength

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--May 2, 2018--IQVIA Holdings Inc. (“IQVIA”) (NYSE: IQV), a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry, today reported financial results for the quarter ended March 31, 2018. On January 1, 2018, IQVIA adopted ASC 606 “Revenue from Contracts with Customers” as required by the Financial Accounting Standards Board. Under this new standard, IQVIA recognizes revenue in the Research & Development Solutions segment on a percentage of completion basis. Additionally, ASC 606 requires that service revenue and reimbursed expense revenue be consistently presented as one line on the income statement. Unless stated otherwise, all financial information that follows has been provided under ASC 606. For comparability, IQVIA provided a reconciliation from ASC 605 to ASC 606 for 2017 actual results and 2018 guidance in its fourth-quarter and full-year 2017 earnings release. Further, IQVIA is now providing recast 2017 financial results on a quarterly basis.

First-Quarter 2018 Operating Results

Revenue for the first quarter of $2,563 million increased 8.6 percent on a reported basis, and 5.2 percent on a constant currency basis, compared to the first quarter of 2017. Commercial Solutions revenue of $985 million grew 14.1 percent reported and 9.3 percent at constant currency, compared to the first quarter of 2017. Research & Development Solutions revenue of $1,365 million grew 8.1 percent reported and 5.8 percent on a constant currency basis. Research & Development Solutions had approximately $390 million of reimbursed expenses in the quarter, some of which was phased in earlier in the year than originally anticipated. Contracted backlog including reimbursed expenses was $15.16 billion at March 31, 2018, and the company expects approximately $4.6 billion of this backlog to convert to revenue in the next twelve months. At December 31, 2017, contracted backlog including reimbursed expenses was $14.84 billion. For comparability, the company is reporting Research & Development Solutions last twelve months net new business on a contracted basis excluding reimbursed expenses. Under this approach, Research & Development Solutions contracted net new business of $4.72 billion for the twelve months ended March 31, 2018, grew 15.7 percent compared to the twelve months ended March 31, 2017. Integrated Engagement Services revenue of $213 million declined 9.0 percent reported and 12.8 percent at constant currency.

First-quarter 2018 Adjusted EBITDA of $547 million increased 8.5 percent reported and 7.4 percent at constant currency. GAAP net income was $69 million and GAAP diluted earnings per share was $0.32. Adjusted Net Income of $285 million grew 8.0 percent, and Adjusted Diluted Earnings per Share of $1.34 grew 19.6 percent.

“We started the year with strong financial and operational performance,” said Ari Bousbib, chairman and CEO of IQVIA. “Both our Commercial Solutions and Research & Development Solutions businesses exceeded our expectations; Integrated Engagement Services was in line with expectations, and we are committed to turning this business around.”

Financial Position

As of March 31, 2018, cash and cash equivalents were $960 million and debt was $10,446 million, resulting in net debt of $9,486 million. At the end of the first quarter of 2018, IQVIA’s Gross Leverage Ratio was 5.1 times, and Net Leverage Ratio was 4.6 times, trailing twelve month Adjusted EBITDA. At the beginning of the second quarter, IQVIA increased its revolver capacity from $1.0 billion to $1.5 billion.

Share Repurchase

Toward the end of the first quarter, the company repurchased $86 million of its stock in the open market, bringing total post-merger repurchases to $3.7 billion. IQVIA had $1.6 billion of share repurchase authorization remaining as of March 31, 2018.

Full-Year 2018 and Second-Quarter 2018 Guidance

The company is raising its full-year 2018 revenue guidance range to $10,050 million to $10,250 million from $10,000 million to $10,200 million to reflect first-quarter currency benefit and organic operational strength. Full-year 2018 guidance is reaffirmed for Adjusted EBITDA of $2,150 million to $2,220 million and Adjusted Diluted Earnings per Share of $5.20 to $5.45.

For the second quarter, IQVIA provides guidance in the table below.

($ millions, except per share data)	Second-Quarter 2017 Recast(1)	Second-Quarter 2018 Guidance	VPY %
Revenue	$2,355	$2,470 - $2,520	4.9% - 7.0%

Adjusted EBITDA	$467	$510 - $530	9.2% - 13.5%

Adjusted Diluted EPS	$1.03	$1.17 - $1.24	13.6% - 20.4%

1. Recast under ASC 606 “Revenue from Contracts with Customers.”

This financial guidance assumes current foreign currency exchange rates remain in effect for the remainder of the year.

Webcast & Conference Call Details

IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2018 financial results. To participate, please dial 1-800-704-8312 in the United States and Canada or +1-303-223-4369 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call and a presentation will be accessible live via webcast on the Investors section of the IQVIA website at http://ir.iqvia.com. An archived replay of the webcast will be available online at http://ir.iqvia.com after 1:00 p.m. Eastern Time today.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry. Formed through the merger of IMS Health and Quintiles, IQVIA applies human data science — leveraging the analytic rigor and clarity of data science to the ever-expanding scope of human science — to enable companies to reimagine and develop new approaches to clinical development and commercialization, speed innovation, and accelerate improvements in healthcare outcomes. Powered by the IQVIA CORE™, IQVIA delivers unique and actionable insights at the intersection of large-scale analytics, transformative technology and extensive domain expertise, as well as execution capabilities. With more than 55,000 employees, IQVIA conducts operations in more than 100 countries.

Cautionary Statements Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our 2018 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards, including the impact of the changes to the revenue recognition standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our 2018 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

Click here to subscribe to Mobile Alerts for IQVIA.

IQVIAFIN

Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues	$2,563	$2,360
Costs of revenue, exclusive of depreciation and amortization	1,652	1,526
Selling, general and administrative expenses	420	381
Depreciation and amortization	282	232
Restructuring costs	26	19
Income from operations	183	202
Interest income	(2)	(2)
Interest expense	96	75
Loss on extinguishment of debt	—	3
Other expense (income), net	4	(1)
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	85	127
Income tax expense	19	24
Income before equity in earnings (losses) of unconsolidated affiliates	66	103
Equity in earnings (losses) of unconsolidated affiliates	7	(1)
Net income	73	102
Net income attributable to non-controlling interests	(4)	(2)
Net income attributable to IQVIA Holdings Inc.	$69	$100
Earnings per share attributable to common stockholders:
Basic	$0.33	$0.43
Diluted	$0.32	$0.43
Weighted average common shares outstanding:
Basic	207.5	230.1
Diluted	212.0	234.9

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(preliminary and unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$960	$959
Trade accounts receivable and unbilled services, net	2,250	2,097
Prepaid expenses	148	146
Income taxes receivable	45	47
Investments in debt, equity and other securities	47	46
Other current assets and receivables	274	259
Total current assets	3,724	3,554
Property and equipment, net	432	440
Investments in debt, equity and other securities	28	8
Investments in unconsolidated affiliates	73	70
Goodwill	12,041	11,850
Other identifiable intangibles, net	6,580	6,591
Deferred income taxes	113	109
Deposits and other assets	244	235
Total assets	$23,235	$22,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,045	$1,986
Unearned income	934	985
Income taxes payable	106	72
Current portion of long-term debt	104	103
Other current liabilities	10	10
Total current liabilities	3,199	3,156
Long-term debt	10,342	10,122
Deferred income taxes	828	895
Other liabilities	413	440
Total liabilities	14,782	14,613
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized at March 31, 2018 and December 31, 2017, $0.01 par value, 250.0 and 249.5 shares issued at March 31, 2018 and December 31, 2017, respectively	10,797	10,782
Retained earnings	605	538
Treasury stock, at cost, 42.3 and 41.4 shares at March 31, 2018 and December 31, 2017, respectively	(3,460)	(3,374)
Accumulated other comprehensive income	254	49
Equity attributable to IQVIA Holdings Inc.’s stockholders	8,196	7,995
Non-controlling interests	257	249
Total stockholders’ equity	8,453	8,244
Total liabilities and stockholders’ equity	$23,235	$22,857

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2018	2017
Operating activities:
Net income	$73	$102
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	282	232
Amortization of debt issuance costs and discount	3	2
Amortization of accumulated other comprehensive loss on terminated interest rate swaps	—	3
Stock-based compensation	21	26
(Earnings) loss from unconsolidated affiliates	(6)	11
Benefit from deferred income taxes	(26)	(52)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(178)	(81)
Change in other operating assets and liabilities	13	(187)
Net cash provided by operating activities	182	56
Investing activities:
Acquisition of property, equipment and software	(88)	(78)
Acquisition of businesses, net of cash acquired	(20)	(150)
Purchase of trading securities	(1)	(1)
Investments in unconsolidated affiliates, net of payments received	4	(1)
Other	(15)	(10)
Net cash used in investing activities	(120)	(240)
Financing activities:
Proceeds from issuance of debt	—	3,998
Payment of debt issuance costs	—	(18)
Repayment of debt and principal payments on capital lease obligations	(26)	(2,491)
Proceeds from revolving credit facility	405	490
Repayment of revolving credit facility	(300)	(865)
(Payments) proceeds related to employee stock purchase and option plans	(11)	29
Repurchase of common stock	(95)	(1,316)
Distributions to non-controlling interests	—	(3)
Contingent consideration and deferred purchase price payments	(14)	—
Net cash used in financing activities	(41)	(176)
Effect of foreign currency exchange rate changes on cash	(20)	24
Increase (decrease) in cash and cash equivalents	1	(336)
Cash and cash equivalents at beginning of period	959	1,198
Cash and cash equivalents at end of period	$960	$862

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net Income	$69	$100
Provision for income taxes	19	24
Depreciation and amortization	282	232
Interest expense, net	94	73
(Income) loss in unconsolidated affiliates	(7)	1
Income from non-controlling interests	4	2
Deferred revenue purchasing accounting adjustments	1	6
Stock-based compensation	21	26
Other expense, net	12	5
Loss on extinguishment of debt	—	3
Restructuring and related charges	26	19
Acquisition related charges	12	11
Integration related costs	14	2
Adjusted EBITDA	$547	$504

Note: Numbers may not add to total due to rounding.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net Income	$69	$100
Provision for income taxes	19	24
Purchase accounting amortization	218	177
(Income) loss in unconsolidated affiliates	(7)	1
Income from non-controlling interests	4	2
Deferred revenue purchasing accounting adjustments	1	6
Stock-based compensation	21	26
Other expense, net	12	5
Loss on extinguishment of debt	—	3
Royalty hedge (gain) loss	(4)	4
Restructuring and related charges	26	19
Acquisition related charges	12	11
Integration related costs	14	2
Adjusted Pre Tax Income	$385	$380
Adjusted tax expense	(93)	(111)
Income from non-controlling interests	(4)	(2)
Minority interest effect in non-GAAP adjustments (1)	(3)	(3)
Adjusted Net Income	$285	$264

Adjusted earnings per share attributable to common shareholders:
Basic	$1.37	$1.15
Diluted	$1.34	$1.12
Weighted-average common shares outstanding:
Basic	207.5	230.1
Diluted	212.0	234.9

(1) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Note: Numbers may not add to total due to rounding.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF MARCH 31, 2018
($ in millions)
(preliminary and unaudited)

Gross Debt, net of Original Issue Discount, as of March 31, 2018	$10,446
Net Debt as of March 31, 2018	$9,486
Adjusted EBITDA for the twelve months ended March 31, 2018	$2,053
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	5.1x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	4.6x

CONTACT:
IQVIA Investor Relations:
Andrew Markwick, +1-973-257-7144
andrew.markwick@iqvia.com
or
IQVIA Media Relations:
Tor Constantino, +1-484-567-6732
tor.constantino@iqvia.com